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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1997 Special Non-Officer Equity Incentive Plan of our report dated January 23, 2001 with respect to the consolidated financial statements and schedule of Amgen Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                       ERNST & YOUNG LLP

Los Angeles, California
March 6, 2000